Exhibit 99.1

Earnings Release and
Supplemental Financial and Operating Information

For the Three Months and Year Ended
December 31, 2016

Earnings Release and Supplemental Financial and Operating Information

Contact: Katie Reinsmidt, Senior Vice President - Investor Relations/Corporate Investments, 423.490.8301, katie_reinsmidt@cblproperties.com

CBL & ASSOCIATES PROPERTIES REPORTS RESULTS FOR FOURTH QUARTER AND FULL-YEAR 2016
CHATTANOOGA, Tenn. (February 1, 2017) – CBL & Associates Properties, Inc. (NYSE:CBL) announced results for the fourth quarter and year ended December 31, 2016. A description of each non-GAAP financial measure and the related reconciliation to the comparable GAAP financial measure is located at the end of this news release.

	Three Months Ended December 31,			Year Ended December 31,
	2016	2015	%	2016	2015	%
Net income (loss) attributable to common shareholders per diluted share	$0.34	$(0.20)	270.0%	$0.75	$0.34	120.6%
Funds from Operations ("FFO") per diluted share	$0.72	$0.71	1.4%	$2.69	$2.41	11.6%
FFO, as adjusted, per diluted share (1)	$0.68	$0.71	(4.2)%	$2.41	$2.32	3.9%
(1) For a reconciliation of FFO to FFO, as adjusted, for the periods presented, please refer to the footnotes to the Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this earnings release.

HIGHLIGHTS:

•	Same-center NOI increased 0.3% for the fourth quarter and 2.3% for the year ended December 31, 2016, over the prior-year periods.

•	2016 FFO per diluted share, as adjusted, decreased 4.2% to $0.68 in the fourth quarter 2016 and increased 3.9% to $2.41 for 2016, compared with the prior-year periods.

•	Average gross rent per square foot increased 11.5% for stabilized mall leases signed in the fourth quarter 2016 and 7.6% for the full-year 2016 over the prior rate.

•	Total portfolio occupancy at December 31, 2016 was 94.8%, representing an increase of 120 basis points from the prior year-end.

•	Same-center sales per square foot for 2016 were $376, compared with $382 for 2015.

•	In 2016, CBL completed the disposition of interests in eight malls, five community centers and five office buildings, generating gross proceeds of more than $369 million.

•	In 2016, CBL completed more than $1.0 billion in financing activity, including closing a $400 million unsecured notes offering.

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"2016 was an excellent year for CBL.  Operationally we generated improved growth from our higher-quality portfolio with a same center NOI increase of 2.3% and a 120 basis point improvement in occupancy.  The progress we've made on our disposition program and focus on reducing debt has resulted in a balance sheet that is stronger and more flexible than ever.  We meaningfully reduced shorter-term, floating rate debt through a well-executed 10-year unsecured bond offering in December and applied asset sales proceeds and cash flow to debt reduction, ending the year with our lowest debt balance in ten years.

"2017 represents a year of reinvention for the CBL portfolio as we embark on a number of transformational redevelopment projects at some of our best assets.  With our track record of executing profitably on anchor redevelopments, we are excited about the opportunity to transform our properties to meet changing consumer preferences and attract high-quality in-demand uses, all while delivering enhanced returns to our shareholders."

Net income attributable to common shareholders for the fourth quarter 2016 was $57.6 million, or $0.34 per diluted share, compared with a net loss of $33.5 million, or $0.20 per diluted share for the fourth quarter 2015.

Net income attributable to common shareholders for 2016 was $128.0 million, or $0.75 per diluted share, compared with net income of $58.5 million, or $0.34 per diluted share for 2015.

FFO allocable to common shareholders, as adjusted, for the fourth quarter of 2016 was $116.6 million, or $0.68 per diluted share, compared with $120.4 million, or $0.71 per diluted share, for the fourth quarter of 2015. FFO allocable to the Operating Partnership common unitholders, as adjusted, for the fourth quarter of 2016 was $135.9 million compared with $141.0 million for the fourth quarter of 2015.
FFO allocable to common shareholders, as adjusted, for 2016 was $411.0 million, or $2.41 per diluted share, compared with $395.1 million, or $2.32 per diluted share, for 2015. FFO allocable to the Operating Partnership common unitholders, as adjusted, for 2016 was $480.8 million compared with $462.9 million for 2015.
Percentage change in same-center Net Operating Income ("NOI")(1):

	Three Months Ended December 31,	Year Ended December 31,
	2016	2016
Portfolio same-center NOI	0.3%	2.3%
Mall same-center NOI	0.0%	2.1%
(1) CBL's definition of same-center NOI excludes the impact of lease termination fees and certain non-cash items of straight line rents, write-offs of landlord inducements, and net amortization of acquired above and below market leases.

MAJOR ITEMS IMPACTING SAME-CENTER NOI RESULTS FOR 2016

▪	Revenues for 2016 grew $17.3 million as compared with 2015. Major items included:

*	a $13.6 million increase in minimum rents;

*	a $1.0 million increase in percentage rents;

*	a $3.2 million increase in other rent and other income resulting primarily from increases in specialty leasing; and

*	a $0.5 million decline in tenant reimbursements.

▪	Same-center expenses for 2016 were $0.9 million higher in 2016 compared with 2015. Major items included:

*	a $1.4 million increase in maintenance and repair expenses primarily driven by higher maintenance and snow removal expenses;

*
a $2.5 million decline in operating expenses, primarily due to lower utility and central energy expenses and marketing and advertising expenses compared with the prior year, partially offset by an increase in seasonal expense; and

*	an increase of $2.0 million in real estate tax expenses.

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PORTFOLIO OPERATIONAL RESULTS
Occupancy:

	As of December 31,
	2016	2015
Portfolio occupancy	94.8%	93.6%
Mall portfolio	94.1%	93.1%
Same-center malls	94.2%	93.7%
Stabilized malls	94.2%	93.3%
Non-stabilized malls (1)	92.8%	91.3%
Associated centers	96.9%	94.6%
Community centers	98.2%	97.1%
(1) Represents occupancy for The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of December 31, 2016 and Fremaux Town Center, The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass as of December 31, 2015.

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet:

% Change in Average Gross Rent Per Square Foot
	Three Months Ended December 31,	Year Ended December 31,
	2016	2016
Stabilized Malls	11.5%	7.6%
New leases	46.3%	28.2%
Renewal leases	2.2%	1.2%

Same-center Sales Per Square Foot for Mall Tenants 10,000 Square Feet or Less:

	Year Ended December 31,
	2016	2015	% Change
Stabilized mall same-center sales per square foot	$376	$382	(1.6)%

ANCHOR TRANSACTIONS
In January, CBL closed on a sale-leaseback transaction for five Sears department stores and two Sears Auto Centers located at CBL malls, providing CBL with control of these locations for future redevelopment.

CBL acquired the locations for a total consideration of $72.5 million. Sears will continue to operate the department stores under new 10-year leases. Under the terms of the leases, CBL will receive aggregate initial base rent of approximately $5.075 million, with Sears also responsible for paying common area maintenance charges, taxes, insurance and utilities. CBL will have the right to terminate each Sears lease at any time (except November through January), with six months advance notice.

Additionally in January, CBL closed on the acquisition of three Macy's stores located at Jefferson Mall in Louisville, KY; Parkdale Mall in Beaumont, TX and Eastland Mall in Bloomington, IL, for future redevelopment. CBL acquired the locations for $5.0 million.

FINANCING ACTIVITY
During 2016, CBL completed more than $1.0 billion in financing activity including:

•
In December CBL's majority-owned operating partnership subsidiary, CBL & Associates Limited Partnership, closed a $400 million offering of 5.95% Senior Notes Due 2026 (the “notes”) under its existing shelf registration statement. The

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notes mature on December 15, 2026. Net proceeds from the offering were used to reduce amounts outstanding under the unsecured revolving credit facilities and for general business purposes.

•
During the fourth quarter, CBL closed on a $60.0 million ($30.0 million at CBL's share) non-recourse loan secured by The Shops at Friendly Center in Greensboro, NC, which is owned in a 50/50 joint venture. The new loan has a term of six-years to coincide with the maturity date of the existing loan secured by The Friendly Center, and has a fixed interest rate of 3.34%. Proceeds were used to retire the maturing $37.6 million loan ($18.8 million at CBL's share), which had a fixed interest rate of 5.9%, with excess proceeds used to reduce outstanding balances on the Company's lines of credit.

•
In June, CBL closed three separate non-recourse secured loans with an aggregate borrowing amount of $227.7 million. The loans have a weighted average interest rate of 3.9% and a weighted average term of 9 years. The loans included a $47.7 million 7-year loan secured by Ambassador Town Center in Lafayette, LA, bearing a fixed rate of 3.22%; a 10-year non-recourse $73.0 million loan secured by Fremaux Town Center in Slidell, LA, bearing a fixed interest rate of 3.69% and a 10-year non-recourse $107.0 million loan secured by Hamilton Place in Chattanooga, TN, bearing a fixed interest rate of 4.36%.

•	Additionally, in June the foreclosure of Gulf Coast Town Center in Fort Myers, FL (owned in a 50/50 joint venture) was completed, reducing debt by $95.4 million, at CBL's share.

CBL also completed four loan restructures in 2016, representing an aggregate loan balance of $162 million. The loans were restructured at a weighted average interest rate of 4.75%, representing a 188 basis point improvement over the prior weighted average rate.

•
In December, CBL closed on a restructure of the existing $46.7 million loan secured by Cary Towne Center in Cary, NC. The term of the loan was extended two years with an additional two-year extension available at the Company's option for a final maturity of March 2021 and the interest rate reduced from 8.5% to 4.0%, interest only (retroactive to August 2016). Excess cash flow generated from the property will be used to fund a proposed redevelopment. More details of the project will be announced once finalized.

•
In December, CBL closed on a restructure of the existing $70.8 million loan secured by Greenbrier Mall in Chesapeake, VA. The term was extended three years with an additional one-year extension available at the Company's option for a final maturity of December 2020. The interest rate was reduced from $5.91% to 5.0%, interest only.

•
In April, CBL closed on a restructure of the existing $27.4 million non-recourse loan secured by Hickory Point Mall in Forsyth, IL. The term of the loan was extended three years, with an additional one-year extension available at the Company's option, for a final maturity of December 2019. The interest rate was maintained at 5.85%, with future amortization payments eliminated.

•
In February, CBL closed on a restructure of the existing $171.09 million ($17.1 million at CBL's share) loan secured by Triangle Town Center in Raleigh, NC. The term was extended two years with two additional one-year extensions available at the Company's option, for a final maturity date of December 2020. The interest rate was reduced to 4.0% from 5.74%.

Subsequent to the end of the fourth quarter, CBL retired loans secured by Hamilton Corner in Chattanooga, TN; The Plaza at Fayette Mall in Lexington, KY and The Plaza at St. Clair Square in Fairview Heights, IL. The aggregate balance retired was $70.1 million. The properties were added to CBL's unencumbered pool. CBL's consolidated unencumbered pool of properties currently represents nearly 53% of 2016 total consolidated NOI.

CBL currently has three properties in receivership with an aggregate loan balance of $189.6 million: Chesterfield Mall in Chesterfield, MO; Midland Mall in Midland, MI and Wausau Center in Wausau, WI. Foreclosure proceedings are in process and are expected to be finalized in early 2017.

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DISPOSITIONS
During 2016, CBL completed dispositions of properties generating gross proceeds of $369.8 million and net proceeds of $225.7 million.

Status/Timing	Property	Location	CBL's Ownership	CBL's Share of Consideration	CBL's Share of Debt	CBL's Share of Equity
Closed/December	Randolph Mall; Regency Mall; Walnut Square	Asheboro, NC; Racine, WI; Dalton, GA	100%	$32.3	$0.0	$32.3
Closed/December	Regency Mall Outparcels	Racine, WI	100%	5.3	0.0	5.3
Closed/July	Fashion Square/The Lakes Mall	Saginaw, MI/Muskegon, MI	100%	66.5	38.2	28.3
Closed/May	Bonita Lakes Mall & Crossing	Meridian, MI	100%	27.9	0.0	27.9
Closed/March	River Ridge Mall (1)	Lynchburg, VA	100% → 25%	33.5	0.0	33.5
Closed/February	Triangle Town Center, Place and Commons (1)	Raleigh, NC	50% → 10%	69.6	68.4	1.2
Total Malls:				235.1	106.6	128.5
Closed/December	Friendly Center Office, Wachovia Office, First Citizens Bank, & Bank of America	Greensboro, NC	50%	13.0	0.0	13.0
Closed/December	Triangle Town Place	Raleigh, NC	10%	3.0	2.9	0.1
Closed/December	Cobblestone Village	Palm Coast, FL	100%	8.5	0.0	8.5
Closed/December	Atlanta Self Development	Woodstock, GA	65%	4.0	2.1	1.9
Closed/September	High Pointe Commons	Harrisburg, PA	50%	16.9	8.7	8.2
Closed/September	Oak Branch Business Center	Greensboro, NC	100%	2.4	0.0	2.4
Closed/April	Renaissance Center	Durham, NC	50%	64.6	23.8	40.8
Closed/April	The Crossings at Marshall's Creek	Middle Smithfield, PA	100%	22.3	0.0	22.3
Total Community Center and Office:				134.7	37.5	97.2
Total Disposition Activity:				$369.8	$144.1	$225.7
(1) Joint Venture amounts are reflected net of retained interest.

Additionally, in January 2017, CBL closed on the sale of two wholly-owned office buildings in Newport News, VA for $6.25 million.

OUTLOOK AND GUIDANCE
The Company is providing 2017 FFO guidance in the range of $2.26 - $2.33 per share. CBL is assuming same-center NOI growth of 0.0% - 1.5% in 2017.

The guidance also assumes the following:
•$8.0 million to $12.0 million of outparcel sales gains;
•flat year-end total portfolio occupancy as well as stabilized mall occupancy;
•G&A expense in the range of $62.0 - $64.0 million for the full year;
•no unannounced capital markets or disposition activity.

	Low	High
Expected diluted earnings per common share	$0.70	$0.77
Adjust to fully converted shares from common shares	(0.10)	(0.11)
Expected earnings per diluted, fully converted common share	0.60	0.66
Add: depreciation and amortization	1.56	1.56
Add: noncontrolling interest in earnings of Operating Partnership	0.10	0.11
Expected FFO per diluted, fully converted common share	$2.26	$2.33

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INVESTOR CONFERENCE CALL AND WEBCAST
CBL & Associates Properties, Inc. will conduct a conference call at 11:00 a.m. ET on Thursday, February 2, 2017, to discuss its fourth quarter and full year results. The number to call for this interactive teleconference is (888) 317-6003 or (412)317-6061 and enter the confirmation number 5940738. A replay of the conference call will be available through February 9, 2017, by dialing (877) 344-7529 or (412) 317-0088 and entering the confirmation number 10097491. A transcript of the Company's prepared remarks will be furnished on a Form 8-K following the conference call.

To receive the CBL & Associates Properties, Inc., fourth quarter and full year earnings release and supplemental information please visit the Investing section of our website at cblproperties.com or contact Investor Relations at (423) 490-8312.

The Company will also provide an online webcast and rebroadcast of its 2016 fourth quarter and full year earnings release conference call. The live broadcast of the quarterly conference call will be available online at cblproperties.com on Thursday, February 2, 2017 beginning at 11:00 a.m. ET. The online replay will follow shortly after the call and continue for three months.

ABOUT CBL & ASSOCIATES PROPERTIES, INC.
Headquartered in Chattanooga, TN, CBL is one of the largest and most active owners and developers of malls and shopping centers in the United States. CBL owns, holds interests in or manages 128 properties, including 84 regional malls/open-air centers. The properties are located in 29 states and total 79.1 million square feet including 7.0 million square feet of non-owned shopping centers managed for third parties. Additional information can be found at cblproperties.com.

NON-GAAP FINANCIAL MEASURES
Funds From Operations
FFO is a widely used measure of the operating performance of real estate companies that supplements net income (loss) determined in accordance with GAAP. The National Association of Real Estate Investment Trusts (“NAREIT”) defines FFO as net income (loss) (computed in accordance with GAAP) excluding gains or losses on sales of depreciable operating properties and impairment losses of depreciable properties, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests. Adjustments for unconsolidated partnerships and joint ventures and noncontrolling interests are calculated on the same basis. We define FFO as defined above by NAREIT less dividends on preferred stock of the Company or distributions on preferred units of the Operating Partnership, as applicable. The Company’s method of calculating FFO may be different from methods used by other REITs and, accordingly, may not be comparable to such other REITs.

The Company believes that FFO provides an additional indicator of the operating performance of its properties without giving effect to real estate depreciation and amortization, which assumes the value of real estate assets declines predictably over time. Since values of well-maintained real estate assets have historically risen with market conditions, the Company believes that FFO enhances investors’ understanding of its operating performance. The use of FFO as an indicator of financial performance is influenced not only by the operations of the Company’s properties and interest rates, but also by its capital structure. The Company presents both FFO allocable to Operating Partnership common unitholders and FFO allocable to common shareholders, as it believes that both are useful performance measures. The Company believes FFO allocable to Operating Partnership common unitholders is a useful performance measure since it conducts substantially all of its business through its Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of the Company’s common shareholders and the noncontrolling interest in the Operating Partnership. The Company believes FFO allocable to its common shareholders is a useful performance measure because it is the performance measure that is most directly comparable to net income (loss) attributable to its common shareholders.

In the reconciliation of net income attributable to the Company's common shareholders to FFO allocable to operating partnership common unitholders, located in this earnings release, the Company makes an adjustment to add back noncontrolling interest in income (loss) of its Operating Partnership in order to arrive at FFO of its Operating Partnership. The Company then applies a percentage to FFO of its Operating Partnership in order to arrive at FFO of the Operating Partnership common unitholders. The percentage is computed by taking the weighted average number of common shares outstanding for the period and dividing it by the sum of the weighted average number of common shares outstanding for the period and the weighted average number of Operating Partnership units outstanding during the period.

FFO does not represent cash flows from operations as defined by accounting principles generally accepted in the United States, is not necessarily indicative of cash available to fund all cash flow needs and should not be considered as an alternative to net income (loss) for purposes of evaluating the Company’s operating performance or to cash flow as a measure of liquidity.

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The Company believes that it is important to identify the impact of certain significant items on its FFO measures for a reader to have a complete understanding of the Company’s results of operations. Therefore, the Company has also presented adjusted FFO measures excluding these significant items from the applicable periods. Please refer to the reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders on page 9 of this earnings release for a description of these adjustments.

Same-center Net Operating Income
NOI is a supplemental measure of the operating performance of the Company's shopping centers and other properties. The Company defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income) less property operating expenses (property operating, real estate taxes and maintenance and repairs).

We believe that presenting NOI and same-center NOI (described below) based on our Operating Partnership’s pro rata share of both consolidated and unconsolidated properties is useful since we conduct substantially all of our business through our Operating Partnership and, therefore, it reflects the performance of the properties in absolute terms regardless of the ratio of ownership interests of our common shareholders and the noncontrolling interest in the Operating Partnership. The Company computes NOI based on the Operating Partnership's pro rata share of both consolidated and unconsolidated properties. The Company's definition of NOI may be different than that used by other companies and, accordingly, the Company's NOI may not be comparable to that of other companies.

Since NOI includes only those revenues and expenses related to the operations of its shopping center and other properties, the Company believes that same-center NOI provides a measure that reflects trends in occupancy rates, rental rates and operating costs and the impact of those trends on the Company's results of operations. The Company’s calculation of same-center NOI also excludes lease termination income, straight-line rent adjustments, and amortization of above and below market lease intangibles in order to enhance the comparability of results from one period to another, as these items can be impacted by one-time events that may distort same-center NOI trends and may result in same-center NOI that is not indicative of the ongoing operations of the Company’s shopping center and other properties. A reconciliation of same-center NOI to net income is located at the end of this earnings release.

Pro Rata Share of Debt
The Company presents debt based on its pro rata ownership share (including the Company's pro rata share of unconsolidated affiliates and excluding noncontrolling interests' share of consolidated properties) because it believes this provides investors a clearer understanding of the Company's total debt obligations which affect the Company's liquidity. A reconciliation of the Company's pro rata share of debt to the amount of debt on the Company's consolidated balance sheet is located at the end of this earnings release.

Information included herein contains "forward-looking statements" within the meaning of the federal securities laws. Such statements are inherently subject to risks and uncertainties, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual events, financial and otherwise, may differ materially from the events and results discussed in the forward-looking statements. The reader is directed to the Company's various filings with the Securities and Exchange Commission, including without limitation the Company's Annual Report on Form 10-K, and the "Management's Discussion and Analysis of Financial Condition and Results of Operations" included therein, for a discussion of such risks and uncertainties.

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CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2016

Consolidated Statements of Operations
(Unaudited; in thousands, except per share amounts)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
REVENUES:
Minimum rents	$168,276	$178,378	$670,565	$684,309
Percentage rents	7,213	7,645	17,803	18,063
Other rents	9,363	8,186	23,110	21,934
Tenant reimbursements	67,487	73,461	280,438	288,279
Management, development and leasing fees	4,100	2,758	14,925	10,953
Other	2,054	7,202	21,416	31,480
Total revenues	258,493	277,630	1,028,257	1,055,018
OPERATING EXPENSES:
Property operating	32,956	33,401	137,760	141,030
Depreciation and amortization	72,188	77,519	292,693	299,069
Real estate taxes	21,756	21,886	90,110	90,799
Maintenance and repairs	14,012	12,413	53,586	51,516
General and administrative	16,467	15,678	63,332	62,118
Loss on impairment	86	102,280	116,822	105,945
Other	13	5,766	20,326	26,957
Total operating expenses	157,478	268,943	774,629	777,434
Income from operations	101,015	8,687	253,628	277,584
Interest and other income	462	225	1,524	6,467
Interest expense	(53,608)	(54,981)	(216,318)	(229,343)
Gain on extinguishment of debt	—	—	—	256
Gain on investments	7,534	—	7,534	16,560
Equity in earnings of unconsolidated affiliates	10,316	5,988	117,533	18,200
Income tax benefit (provision )	(911)	(937)	2,063	(2,941)
Income (loss) from continuing operations before gain on sales of real estate assets	64,808	(41,018)	165,964	86,783
Gain on sales of real estate assets	15,064	14,065	29,567	32,232
Net income (loss)	79,872	(26,953)	195,531	119,015
Net (income) loss attributable to noncontrolling interests in:
Operating Partnership	(9,481)	5,612	(21,537)	(10,171)
Other consolidated subsidiaries	(1,561)	(916)	(1,112)	(5,473)
Net income (loss) attributable to the Company	68,830	(22,257)	172,882	103,371
Preferred dividends	(11,223)	(11,223)	(44,892)	(44,892)
Net income (loss) attributable to common shareholders	$57,607	$(33,480)	$127,990	$58,479

Basic per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$0.34	$(0.20)	$0.75	$0.34
Weighted-average common shares outstanding	170,793	170,495	170,762	170,476

Diluted per share data attributable to common shareholders:
Net income (loss) attributable to common shareholders	$0.34	$(0.20)	$0.75	$0.34
Weighted-average common and potential dilutive common shares outstanding	171,089	170,495	170,836	170,499

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2016

The Company's reconciliation of net income (loss) attributable to common shareholders to FFO allocable to Operating Partnership common unitholders is as follows:
(in thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income (loss) attributable to common shareholders	$57,607	$(33,480)	$127,990	$58,479
Noncontrolling interest in income (loss) of Operating Partnership	9,481	(5,612)	21,537	10,171
Depreciation and amortization expense of:
Consolidated properties	72,188	77,519	292,693	299,069
Unconsolidated affiliates	9,516	9,122	38,606	40,476
Non-real estate assets	(757)	(799)	(3,154)	(3,083)
Noncontrolling interests' share of depreciation and amortization	(2,075)	(2,109)	(8,760)	(9,045)
Loss on impairment, net of tax	37	102,280	115,027	105,945
Gain on depreciable property, net of tax	(1,535)	(5,899)	(45,741)	(20,944)
FFO allocable to Operating Partnership common unitholders	144,462	141,022	538,198	481,068
Litigation settlements, net of related expenses (1)	259	—	2,567	(1,329)
Nonrecurring professional fees expense (1)	477	—	2,258	—
Gain on investments, net of tax (2)	(7,034)	—	(7,034)	(16,560)
Equity in earnings from disposals of unconsolidated affiliates (3)	(3,758)	—	(58,243)	—
Non cash default interest expense	1,466	—	2,840	—
Gain on extinguishment of debt	—	—	—	(256)
Loss on extinguishment of debt from unconsolidated affiliates	—	—	197	—
FFO allocable to Operating Partnership common unitholders, as adjusted	$135,872	$141,022	$480,783	$462,923

FFO per diluted share	$0.72	$0.71	$2.69	$2.41

FFO, as adjusted, per diluted share	$0.68	$0.71	$2.41	$2.32

Weighted average common and potential dilutive common shares outstanding with Operating Partnership units fully converted	199,381	199,753	199,838	199,757

(1) Litigation settlement is included in Interest and Other Income in the Consolidated Statements of Operations. Litigation expense, including settlements paid, is included in General and Administrative expense in the Consolidated Statements of Operations. Nonrecurring professional fees expense is included in General and Administrative expense in the Consolidated Statements of Operations.

(2) For the three months and the year ended December 31, 2016, includes a gain of $10,136 related to the redemption of the Company’s 2007 investment in a Chinese real estate company, less related taxes of $500, partially offset by a $2,602 loss related to the Company’s exit from its consolidated joint venture that provided security and maintenance services to third parties. For the year ended December 31, 2015, includes a $16,560 gain related to the sale of marketable securities.

(3) For the three months and the year ended December 31, 2016, includes $3,758 related to the sale of four office buildings. For the year ended December 31, 2016, includes $28,146 related to the foreclosure of the loan secured by Gulf Coast Town Center and $26,373 related to the sale of our 50% interest in Triangle Town Center.

The reconciliation of diluted EPS to FFO per diluted share is as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Diluted EPS attributable to common shareholders	$0.34	$(0.20)	$0.75	$0.34
Eliminate amounts per share excluded from FFO:
Depreciation and amortization expense, including amounts from consolidated properties, unconsolidated affiliates, non-real estate assets and excluding amounts allocated to noncontrolling interests	0.40	0.42	1.60	1.64
Loss on impairment, net of tax	—	0.52	0.57	0.53
Gain on depreciable property, net of tax	(0.02)	(0.03)	(0.23)	(0.10)
FFO per diluted share	$0.72	$0.71	$2.69	$2.41

The reconciliations of FFO allocable to Operating Partnership common unitholders to FFO allocable to common shareholders, including and excluding the adjustments noted above, are as follows:

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
FFO allocable to Operating Partnership common unitholders	$144,462	$141,022	$538,198	$481,068
Percentage allocable to common shareholders (1)	85.79%	85.35%	85.48%	85.35%
FFO allocable to common shareholders	$123,934	$120,362	$460,052	$410,592

FFO allocable to Operating Partnership common unitholders, as adjusted	$135,872	$141,022	$480,783	462,923
Percentage allocable to common shareholders (1)	85.79%	85.35%	85.48%	85.35%
FFO allocable to common shareholders, as adjusted	$116,565	$120,362	$410,973	$395,105
(1) Represents the weighted average number of common shares outstanding for the period divided by the sum of the weighted average number of common shares and the weighted average number of Operating Partnership units outstanding during the period. See the reconciliation of shares and Operating Partnership units outstanding on page 14.

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
SUPPLEMENTAL FFO INFORMATION:
Lease termination fees	$9	$276	$2,211	$4,659
Lease termination fees per share	$—	$—	$0.01	$0.02

Straight-line rental income (including write-offs)	$(1,175)	$1,232	$(985)	$4,207
Straight-line rental income (including write-offs) per share	$(0.01)	$0.01	$—	$0.02

Gains on outparcel sales	$13,269	$5,779	$21,621	$8,929
Gains on outparcel sales per share	$0.07	$0.03	$0.11	$0.04

Net amortization of acquired above- and below-market leases	$301	$1,316	$3,066	$3,197
Net amortization of acquired above- and below-market leases per share	$—	$0.01	$0.02	$0.02

Net amortization of debt premiums and discounts	$519	$404	$2,519	$1,841
Net amortization of debt premiums and discounts per share	$—	$—	$0.01	$0.01

Income tax benefit (provision)	$(911)	$(937)	$2,063	$(2,941)
Income tax benefit (provision) per share	$—	$—	$0.01	$(0.01)

Abandoned projects expense	$(12)	$(190)	$(56)	$(2,373)
Abandoned projects expense per share	$—	$—	$—	$(0.01)

Gain (loss) on extinguishment of debt	$—	$—	$(197)	$256
Gain (loss) on extinguishment of debt per share	$—	$—	$—	$—

Non cash default interest expense	$(1,466)	$—	$(2,840)	$—
Non cash default interest expense per share	$(0.01)	$—	$(0.01)	$—

Gain on investments, net of tax	$7,034	$—	$7,034	$16,560
Gain on investments, net of tax per share	$0.04	$—	$0.04	$0.08

Equity in earnings from disposals of unconsolidated affiliates	$3,758	$—	$58,243	$—
Equity in earnings from disposals of unconsolidated affiliates per share	$0.02	$—	$0.29	$—

Interest capitalized	$690	$1,027	$2,302	$4,168
Interest capitalized per share	$—	$0.01	$0.01	$0.02

Litigation settlements, net of related expenses	$(259)	$—	$(2,567)	$1,329
Litigation settlements, net of related expenses per share	$—	$—	$(0.01)	$0.01

Nonrecurring professional fees expense	$(477)	$—	$(2,258)	$—
Nonrecurring professional fees expense per share	$—	$—	$(0.01)	$—

	As of December 31,
	2016	2015
Straight-line rent receivable	$67,086	$67,477

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
For the Three Months and Year Ended December 31, 2016
Same-center Net Operating Income
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Net income (loss)	$79,872	$(26,953)	$195,531	$119,015

Adjustments:
Depreciation and amortization	72,188	77,519	292,693	299,069
Depreciation and amortization from unconsolidated affiliates	9,516	9,122	38,606	40,476
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,075)	(2,109)	(8,760)	(9,045)
Interest expense	53,608	54,981	216,318	229,343
Interest expense from unconsolidated affiliates	6,296	6,591	26,083	35,464
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,689)	(1,670)	(6,815)	(6,760)
Abandoned projects expense	12	190	56	2,373
Gain on sales of real estate assets	(15,064)	(14,109)	(29,567)	(32,276)
Gain on sales of real estate assets of unconsolidated affiliates	(4,090)	(234)	(97,430)	(1,964)
Gain on investments	(7,534)	—	(7,534)	(16,560)
Gain on extinguishment of debt	—	—	—	(256)
Loss on extinguishment of debt from unconsolidated affiliates	—	—	197	—
Loss on impairment	86	102,280	116,822	105,945
Income tax (benefit) provision	911	937	(2,063)	2,941
Lease termination fees	(9)	(277)	(2,211)	(4,660)
Straight-line rent and above- and below-market lease amortization	874	(2,547)	(2,081)	(7,403)
Net income attributable to noncontrolling interest in other consolidated subsidiaries	(1,561)	(916)	(1,112)	(5,473)
General and administrative expenses	16,467	15,678	63,332	62,118
Management fees and non-property level revenues	(3,349)	(2,044)	(17,026)	(24,958)
Operating Partnership's share of property NOI	204,459	216,439	775,039	787,389
Non-comparable NOI	(12,058)	(24,625)	(58,967)	(87,716)
Total same-center NOI (1)	$192,401	$191,814	$716,072	$699,673
Total same-center NOI percentage change	0.3%		2.3%

Malls	$176,858	$176,819	$656,158	$642,682
Associated centers	8,762	8,644	33,338	32,001
Community centers	5,067	4,549	19,603	17,686
Offices and other	1,714	1,802	6,973	7,304
Total same-center NOI (1)	$192,401	$191,814	$716,072	$699,673

Percentage Change:
Malls	0.0%		2.1%
Associated centers	1.4%		4.2%
Community centers	11.4%		10.8%
Offices and other	(4.9)%		(4.5)%
Total same-center NOI (1)	0.3%		2.3%

(1)
CBL defines NOI as property operating revenues (rental revenues, tenant reimbursements and other income), less property operating expenses (property operating, real estate taxes and maintenance and repairs). Same-center NOI excludes lease termination income, straight-line rent adjustments, amortization of above and below market lease intangibles and write-offs of landlord inducement assets. We include a property in our same-center pool when we own all or a portion of the property as of December 31, 2016, and we owned it and it was in operation for both the entire preceding calendar year and the current year-to-date reporting period ending December 31, 2016. New properties are excluded from same-center NOI, until they meet this criteria. The only properties excluded from the same-center pool that would otherwise meet this criteria are properties which are either being considered for repositioning, minority interest properties in which we own an interest of 25% or less, or where we intend to renegotiate the terms of the debt secured by the property or return the property to the lender.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2016 and 2015

Company's Share of Consolidated and Unconsolidated Debt

	As of December 31, 2016
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,594,379	$888,770	$4,483,149	$(17,855)	$4,465,294
Noncontrolling interests' share of consolidated debt	(109,162)	(7,504)	(116,666)	945	(115,721)
Company's share of unconsolidated affiliates' debt	530,062	73,263	603,325	(2,806)	600,519
Company's share of consolidated and unconsolidated debt	$4,015,279	$954,529	$4,969,808	$(19,716)	$4,950,092
Weighted average interest rate	5.30%	2.18%	4.70%

	As of December 31, 2015
	Fixed Rate	Variable Rate	Total per Debt Schedule	Unamortized Deferred Financing Costs	Total
Consolidated debt	$3,485,308	$1,241,379	$4,726,687	$(16,059)	$4,710,628
Noncontrolling interests' share of consolidated debt	(111,754)	(6,981)	(118,735)	855	(117,880)
Company's share of unconsolidated affiliates' debt	664,249	134,970	799,219	(1,486)	797,733
Company's share of consolidated and unconsolidated debt	$4,037,803	$1,369,368	$5,407,171	$(16,690)	$5,390,481
Weighted average interest rate	5.41%	1.81%	4.50%

Debt-To-Total-Market Capitalization Ratio as of December 31, 2016
(In thousands, except stock price)

	Shares Outstanding	Stock Price (1)	Value
Common stock and Operating Partnership units	199,085	$11.50	$2,289,478
7.375% Series D Cumulative Redeemable Preferred Stock	1,815	250.00	453,750
6.625% Series E Cumulative Redeemable Preferred Stock	690	250.00	172,500
Total market equity			2,915,728
Company's share of total debt, excluding unamortized deferred financing costs			4,969,808
Total market capitalization			$7,885,536
Debt-to-total-market capitalization ratio			63.0%

(1) Stock price for common stock and Operating Partnership units equals the closing price of the common stock on December 30, 2016. The stock prices for the preferred stocks represent the liquidation preference of each respective series.

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2016 and 2015

Reconciliation of Shares and Operating Partnership Units Outstanding
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
2016:	Basic	Diluted	Basic	Diluted
Weighted average shares - EPS	170,793	171,089	170,762	170,836
Weighted average Operating Partnership units	28,292	28,292	29,002	29,002
Weighted average shares - FFO	199,085	199,381	199,764	199,838

2015:
Weighted average shares - EPS	170,495	170,495	170,476	170,499
Weighted average Operating Partnership units	29,258	29,258	29,258	29,258
Weighted average shares - FFO	199,753	199,753	199,734	199,757

Dividend Payout Ratio

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Weighted average cash dividend per share	$0.27283	$0.27279	$1.09121	$1.09116
FFO as adjusted, per diluted fully converted share	$0.68	$0.71	$2.41	$2.32
Dividend payout ratio	40.1%	38.4%	45.3%	47.0%

CBL & Associates Properties, Inc.
Supplemental Financial and Operating Information
As of December 31, 2016 and 2015

Consolidated Balance Sheets (Unaudited; in thousands, except share data)

	As of December 31,
	2016	2015
ASSETS
Real estate assets:
Land	$831,979	$876,668
Buildings and improvements	6,942,452	7,287,862
	7,774,431	8,164,530
Accumulated depreciation	(2,427,108)	(2,382,568)
	5,347,323	5,781,962
Held for sale	5,861	—
Developments in progress	167,355	75,991
Net investment in real estate assets	5,520,539	5,857,953
Cash and cash equivalents	18,951	36,892
Receivables:
Tenant, net of allowance for doubtful accounts of $1,910 and $1,923 in 2016 and 2015, respectively	94,676	87,286
Other, net of allowance for doubtful accounts of $838 and $1,276 in 2016 and 2015, respectively	6,227	17,958
Mortgage and other notes receivable	16,803	18,238
Investments in unconsolidated affiliates	266,872	276,383
Intangible lease assets and other assets	180,572	185,281
	$6,104,640	$6,479,991

LIABILITIES, REDEEMABLE NONCONTROLLING INTERESTS AND EQUITY
Mortgage and other indebtedness	$4,465,294	$4,710,628
Accounts payable and accrued liabilities	280,498	344,434
Total liabilities	4,745,792	5,055,062
Commitments and contingencies
Redeemable noncontrolling interests	17,996	25,330
Shareholders' equity:
Preferred stock, $.01 par value, 15,000,000 shares authorized:
7.375% Series D Cumulative Redeemable Preferred Stock, 1,815,000 shares outstanding	18	18
6.625% Series E Cumulative Redeemable Preferred Stock, 690,000 shares outstanding	7	7
Common stock, $.01 par value, 350,000,000 shares authorized, 170,792,645 and 170,490,948 issued and outstanding in 2016 and 2015, respectively	1,708	1,705
Additional paid-in capital	1,969,059	1,970,333
Accumulated other comprehensive income	—	1,935
Dividends in excess of cumulative earnings	(742,078)	(689,028)
Total shareholders' equity	1,228,714	1,284,970
Noncontrolling interests	112,138	114,629
Total equity	1,340,852	1,399,599
	$6,104,640	$6,479,991

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2016 and 2015

Condensed Combined Financial Statements - Unconsolidated Affiliates
(Unaudited; in thousands)

	As of December 31,
	2016	2015
ASSETS:
Investment in real estate assets	$2,137,666	$2,357,902
Accumulated depreciation	(564,612)	(677,448)
	1,573,054	1,680,454
Developments in progress	9,210	59,592
Net investment in real estate assets	1,582,264	1,740,046
Other assets	223,347	168,540
Total assets	$1,805,611	$1,908,586

LIABILITIES:
Mortgage and other indebtedness	$1,266,046	$1,546,272
Other liabilities	46,160	51,357
Total liabilities	1,312,206	1,597,629

OWNERS' EQUITY:
The Company	228,270	184,868
Other investors	265,135	126,089
Total owners' equity	493,405	310,957
Total liabilities and owners’ equity	$1,805,611	$1,908,586

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Total revenues	$64,199	$65,718	$250,361	$253,399
Depreciation and amortization	(20,555)	(20,435)	(83,640)	(79,870)
Other operating expenses	(19,707)	(20,183)	(76,328)	(75,875)
Income from operations	23,937	25,100	90,393	97,654
Interest income	389	339	1,352	1,337
Interest expense	(13,276)	(19,486)	(55,227)	(75,485)
Gain on extinguishment of debt	—	—	62,901	—
Gain on sales of real estate assets	2,787	407	160,977	2,551
Net income	$13,837	$6,360	$260,396	$26,057

	Company's Share for the Three Months Ended December 31,		Company's Share for the Year Ended December 31,
	2016	2015	2016	2015
Total revenues	$31,119	$30,017	$118,646	$128,470
Depreciation and amortization	(9,516)	(9,122)	(38,606)	(40,476)
Other operating expenses	(9,365)	(8,809)	(34,660)	(37,320)
Income from operations	12,238	12,086	45,380	50,674
Interest income	284	259	1,003	1,026
Interest expense	(6,296)	(6,591)	(26,083)	(35,464)
Loss on extinguishment of debt	—	—	(197)	—
Gain on sales of real estate assets	4,090	234	97,430	1,964
Net income	$10,316	$5,988	$117,533	$18,200

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2016

The Company presents the ratio of earnings before interest, taxes, depreciation and amortization (EBITDA), as adjusted (Adjusted EBITDA), to interest because the Company believes that the Adjusted EBITDA to interest coverage ratio, along with cash flows from operating activities, investing activities and financing activities, provides investors an additional indicator of the Company's ability to incur and service debt. Adjusted EBITDA excludes items that are not a normal result of operations, such as gain (loss) on investment, gain (loss) on extinguishment of debt, loss on impairment, abandoned projects expense and gains from dispositions, which assists the Company and investors in distinguishing changes related to the growth or decline of operations at our properties. EBITDA and Adjusted EBITDA, as presented, may not be comparable to similar measures calculated by other companies. This non-GAAP measure should not be considered as an alternative to net income, cash from operating activities or any other measure calculated in accordance with GAAP. Pro rata amounts listed below are calculated using the Company's ownership percentage in the respective joint venture and any other applicable terms.

Ratio of Adjusted EBITDA to Interest Expense
(Dollars in thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Adjusted EBITDA:
Net income (loss)	$79,872	$(26,953)	$195,531	$119,015

Adjustments:
Depreciation and amortization	72,188	77,519	292,693	299,069
Depreciation and amortization from unconsolidated affiliates	9,516	9,122	38,606	40,476
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	(2,075)	(2,109)	(8,760)	(9,045)
Interest expense	53,608	54,981	216,318	229,343
Interest expense from unconsolidated affiliates	6,296	6,591	26,083	35,464
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,689)	(1,670)	(6,815)	(6,760)
Income and other taxes	1,537	290	467	3,506
Gain on extinguishment of debt	—	—	—	(256)
Loss on extinguishment of debt from unconsolidated affiliates	—	—	197	—
Equity in earnings from disposals of unconsolidated affiliates	(3,758)	—	(57,542)	—
Loss on impairment	86	102,280	116,822	105,945
Abandoned projects	12	190	56	2,373
Gain on investments	(7,534)	—	(7,534)	(16,560)
Net income attributable to noncontrolling interest in earnings of other consolidated subsidiaries	(1,561)	(916)	(1,112)	(5,473)
Gain on depreciable property	(1,535)	(4,691)	(45,741)	(20,944)
Company's share of total Adjusted EBITDA	$204,963	$214,634	$759,269	$776,153

Interest Expense:
Interest expense	$53,608	$54,981	$216,318	$229,343
Interest expense from unconsolidated affiliates	6,296	6,591	26,083	35,464
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	(1,689)	(1,670)	(6,815)	(6,760)
Company's share of total interest expense	$58,215	$59,902	$235,586	$258,047

Ratio of Adjusted EBITDA to Interest Expense	3.52	3.58	3.22	3.01

Reconciliation of Adjusted EBITDA to Cash Flows Provided by Operating Activities
(In thousands)
	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Company's share of total Adjusted EBITDA	$204,963	$214,634	$759,269	$776,153
Interest expense	(53,608)	(54,981)	(216,318)	(229,343)
Noncontrolling interests' share of interest expense in other consolidated subsidiaries	1,689	1,670	6,815	6,760
Income and other taxes	(1,537)	(290)	(467)	(3,506)
Net amortization of deferred financing costs and debt premiums and discounts	933	(1,772)	2,952	1,973
Net amortization of intangible lease assets and liabilities	317	2,100	113	1,487
Depreciation and interest expense from unconsolidated affiliates	(15,812)	(15,713)	(64,689)	(75,940)
Noncontrolling interests' share of depreciation and amortization in other consolidated subsidiaries	2,075	2,109	8,760	9,045
Noncontrolling interests in earnings of other consolidated subsidiaries	1,549	916	1,100	5,473
Gains on outparcel sales	(11,823)	(9,374)	(22,125)	(11,288)
Equity in earnings of unconsolidated affiliates	(8,452)	(5,988)	(21,880)	(18,200)
Distributions of earnings from unconsolidated affiliates	4,266	5,398	16,603	21,095
Share-based compensation expense	1,015	895	5,026	5,218
Provision for doubtful accounts	685	591	4,062	2,254
Change in deferred tax assets	873	(93)	(907)	(152)
Changes in operating assets and liabilities	1,624	(4,969)	(9,735)	3,986
Cash flows provided by operating activities	$128,757	$135,133	$468,579	$495,015

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2016
Schedule of Mortgage and Other Indebtedness
(Dollars in thousands )

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance	Balance
						Fixed	Variable
Operating Properties:
Midland Mall	Midland, MI	Aug-16		6.10%	$31,953	$31,953	$—
Chesterfield Mall	Chesterfield, MO	Sep-16		5.74%	140,000	140,000	—
Acadiana Mall	Lafayette, LA	Apr-17		5.67%	125,829	125,829	—
Hamilton Corner	Chattanooga, TN	Apr-17		5.67%	14,258	14,258	—
Layton Hills Mall	Layton, UT	Apr-17		5.66%	89,921	89,921	—
The Plaza at Fayette Mall	Lexington, KY	Apr-17		5.67%	37,146	37,146	—
The Shoppes at St. Clair Square	Fairview Heights, IL	Apr-17		5.67%	18,827	18,827	—
The Outlet Shoppes at Atlanta - Ridgewalk	Woodstock, GA	Jun-17		5.03%	2,496	—	2,496
Statesboro Crossing	Statesboro, GA	Jun-17	Jun-18	2.57%	10,962	—	10,962
The Outlet Shoppes at El Paso	El Paso, TX	Dec-17		7.06%	62,355	62,355	—
Kirkwood Mall	Bismarck, ND	Apr-18		5.75%	37,984	37,984	—
The Outlet Shoppes at El Paso - Phase II	El Paso, TX	Apr-18		3.37%	6,745	—	6,745
Hanes Mall	Winston-Salem, NC	Oct-18		6.99%	146,268	146,268	—
Hickory Point Mall	Forsyth, IL	Dec-18	Dec-19	5.85%	27,446	27,446	—
Cary Towne Center	Cary, NC	Mar-19	Mar-21	4.00%	46,716	46,716	—
The Outlet Shoppes at Oklahoma City - Phase II	Oklahoma City, OK	Apr-19	Apr-21	3.37%	5,597	—	5,597
The Outlet Shoppes at Oklahoma City - Phase III	Oklahoma City, OK	Apr-19	Apr-21	3.37%	2,744	—	2,744
Honey Creek Mall	Terre Haute, IN	Jul-19		8.00%	26,700	26,700	—
Volusia Mall	Daytona Beach, FL	Jul-19		8.00%	45,929	45,929	—
Greenbrier Mall	Chesapeake, VA	Dec-19	Dec-20	5.00%	70,801	70,801	—
The Outlet Shoppes at Atlanta - Phase II	Woodstock, GA	Dec-19		3.19%	4,838	—	4,838
The Terrace	Chattanooga, TN	Jun-20		7.25%	13,057	13,057	—
Burnsville Center	Burnsville, MN	Jul-20		6.00%	71,785	71,785	—
The Outlet Shoppes of the Bluegrass - Phase II	Simpsonville, KY	Jul-20		3.27%	10,101	—	10,101
Parkway Place	Huntsville, AL	Jul-20		6.50%	36,659	36,659	—
Valley View Mall	Roanoke, VA	Jul-20		6.50%	56,734	56,734	—
Parkdale Mall & Crossing	Beaumont, TX	Mar-21		5.85%	83,527	83,527	—
EastGate Mall	Cincinnati, OH	Apr-21		5.83%	37,123	37,123	—
Hamilton Crossing & Expansion	Chattanooga, TN	Apr-21		5.99%	9,368	9,368	—
Park Plaza Mall	Little Rock, AR	Apr-21		5.28%	86,737	86,737	—
Wausau Center	Wausau, WI	Apr-21		5.85%	17,689	17,689	—
Fayette Mall	Lexington, KY	May-21		5.42%	162,240	162,240	—
Alamance Crossing - East	Burlington, NC	Jul-21		5.83%	47,160	47,160	—
Asheville Mall	Asheville, NC	Sep-21		5.80%	69,722	69,722	—
Cross Creek Mall	Fayetteville, NC	Jan-22		4.54%	123,398	123,398	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	Jan-22		5.73%	53,866	53,866	—
Northwoods Mall	North Charleston, SC	Apr-22		5.08%	67,827	67,827	—
Arbor Place	Atlanta (Douglasville), GA	May-22		5.10%	113,574	113,574	—
CBL Center	Chattanooga, TN	Jun-22		5.00%	19,170	19,170	—
Jefferson Mall	Louisville, KY	Jun-22		4.75%	66,051	66,051	—
Southpark Mall	Colonial Heights, VA	Jun-22		4.85%	62,246	62,246	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
WestGate Mall	Spartanburg, SC	Jul-22		4.99%	36,021		36,021	—
The Outlet Shoppes at Atlanta	Woodstock, GA	Nov-23		4.90%	76,098		76,098	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	Dec-24		4.05%	74,736		74,736	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	Oct-25		4.80%	38,450		38,450	—
Hamilton Place	Chattanooga, TN	Jun-26		4.36%	106,138		106,138	—
	SUBTOTAL				2,494,992		2,451,509	43,483
Weighted-average interest rate					5.51%		5.55%	3.22%

Debt Premiums: (1)					2,119		2,119	—

Total Loans On Operating Properties And Debt Premiums					2,497,111		2,453,628	43,483
Weighted-average interest rate					5.51%		5.55%	3.22%

Construction Loan:
The Outlet Shoppes at Laredo	Laredo, TX	May-19	May-21	3.12%	39,263		—	39,263

Operating Partnership Debt:
Unsecured credit facilities:
$500,000 capacity		Oct-19	Oct-20	1.82%	—		—	—
$100,000 capacity		Oct-19	Oct-20	1.82%	1,400		—	1,400
$500,000 capacity		Oct-20		1.82%	4,624		—	4,624
	SUBTOTAL				6,024		—	6,024

Unsecured term loans:
$350,000 Term Loan		Oct-17	Oct-19	1.94%	350,000		—	350,000
$50,000 Term Loan		Feb-18		2.17%	50,000		—	50,000
$400,000 Term Loan		Jul-18		2.12%	400,000		—	400,000
	SUBTOTAL				800,000		—	800,000
Senior unsecured notes:
Senior unsecured 5.25% notes		Dec-23		5.25%	450,000		450,000	—
Senior unsecured 5.25% notes (discount)		Dec-23		5.25%	(3,448)		(3,448)	—
Senior unsecured 4.60% notes		Oct-24		4.60%	300,000		300,000	—
Senior unsecured 4.60% notes (discount)		Oct-24		4.60%	(61)		(61)	—
Senior unsecured 5.95% notes		Dec-26		5.95%	400,000		400,000	—
Senior unsecured 5.95% notes (discount)		Dec-26		5.95%	(5,740)		(5,740)	—
	SUBTOTAL				1,140,751		1,140,751	—

Total Consolidated Debt					$4,483,149	(2)	$3,594,379	$888,770
Weighted-average interest rate					4.82%		5.48%	2.15%

Plus CBL's Share Of Unconsolidated Affiliates' Debt:
Gulf Coast Town Center - Phase III	Ft. Myers, FL	Jul-17		2.75%	$2,225		$—	$2,225
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.62%	11,700		—	11,700
Hammock Landing - Phase I	West Melbourne, FL	Feb-18	Feb-19	2.62%	21,423		—	21,423
Hammock Landing - Phase II	West Melbourne, FL	Feb-18	Feb-19	2.62%	8,279		—	8,279
The Pavilion at Port Orange	Port Orange, FL	Feb-18	Feb-19	2.62%	28,965		—	28,965
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	50,538		50,538	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
Triangle Town Center	Raleigh, NC	Dec-18	Dec-20	4.00%	14,113		14,113	—
York Town Center	York, PA	Feb-22		4.90%	16,911		16,911	—
York Town Center - Pier 1	York, PA	Feb-22		3.38%	671		—	671
West County Center	St. Louis, MO	Dec-22		3.40%	93,200		93,200	—
The Shops at Friendly Center	Greensboro, NC	Apr-23		3.34%	30,000		30,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	49,362		49,362	—
Ambassador Town Center	Lafayette, LA	Jun-23		3.22%	30,678	(3)	30,678	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	2,779		2,779	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	57,599		57,599	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	138,000		138,000	—
Fremaux Town Center - Phase I	Slidell, LA	Jun-26		3.70%	46,882		46,882	—
	SUBTOTAL				603,325	(2)	530,062	73,263

Less Noncontrolling Interests' Share Of Consolidated Debt:		Noncontrolling Interest %
Hamilton Corner	Chattanooga, TN	10%		5.67%	(1,426)		(1,426)	—
The Outlet Shoppes at Atlanta - Ridgewalk	Woodstock, GA	25%		5.03%	(624)		—	(624)
Statesboro Crossing	Statesboro, GA	50%		2.57%	(5,481)		—	(5,481)
The Outlet Shoppes at El Paso	El Paso, TX	25%		7.06%	(15,589)		(15,589)	—
The Outlet Shoppes at Oklahoma City - Phase II	Oklahoma City, OK	25%		3.37%	(1,399)		—	(1,399)
The Terrace	Chattanooga, TN	8%		7.25%	(1,045)		(1,045)	—
Hamilton Crossing & Expansion	Chattanooga, TN	8%		5.99%	(749)		(749)	—
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	25%		5.73%	(13,467)		(13,467)	—
CBL Center	Chattanooga, TN	8%		5.00%	(1,534)		(1,534)	—
The Outlet Shoppes at Atlanta	Woodstock, GA	25%		4.90%	(19,024)		(19,024)	—
The Outlet Shoppes of the Bluegrass	Simpsonville, KY	35%		4.05%	(26,158)		(26,158)	—
The Outlet Shoppes at Gettysburg	Gettysburg, PA	50%		4.80%	(19,225)		(19,225)	—
Hamilton Place	Chattanooga, TN	10%		4.36%	(10,613)		(10,613)	—
					(116,334)		(108,830)	(7,504)
Less Noncontrolling Interests' Share Of Debt Premiums: (1)
The Outlet Shoppes at El Paso	El Paso, TX	25%		4.75%	(332)		(332)	—

	SUBTOTAL				(116,666)	(2)	(109,162)	(7,504)

Company's Share Of Consolidated And Unconsolidated Debt					$4,969,808	(2)	$4,015,279	$954,529
Weighted-average interest rate					4.70%		5.30%	2.18%

Total Debt of Unconsolidated Affiliates:
Gulf Coast Town Center - Phase III	Ft. Myers, FL	Jul-17		2.75%	$4,451		$—	$4,451
Ambassador Town Center Infrastructure Improvements	Lafayette, LA	Dec-17	Dec-19	2.62%	11,700		—	11,700
Hammock Landing - Phase I	West Melbourne, FL	Feb-18	Feb-19	2.62%	42,847		—	42,847
Hammock Landing - Phase II	West Melbourne, FL	Feb-18	Feb-19	2.62%	16,557		—	16,557
The Pavilion at Port Orange	Port Orange, FL	Feb-18	Feb-19	2.62%	57,927		—	57,927
CoolSprings Galleria	Nashville, TN	Jun-18		6.98%	101,075		101,075	—
Triangle Town Center	Raleigh, NC	Dec-18	Dec-20	4.00%	141,126		141,126	—
York Town Center	York, PA	Feb-22		4.90%	33,822		33,822	—
York Town Center - Pier 1	York, PA	Feb-22		3.38%	1,343		—	1,343
West County Center	St. Louis, MO	Dec-22		3.40%	186,400		186,400	—

Property	Location	Original Maturity Date	Optional Extended Maturity Date	Interest Rate	Balance		Balance
							Fixed	Variable
The Shops at Friendly Center	Greensboro, NC	Apr-23		3.34%	60,000		60,000	—
Friendly Shopping Center	Greensboro, NC	Apr-23		3.48%	98,724		98,724	—
Ambassador Town Center	Lafayette, LA	Jun-23		3.22%	47,197	(3)	47,197	—
Coastal Grand Outparcel	Myrtle Beach, SC	Aug-24		4.09%	5,559		5,559	—
Coastal Grand	Myrtle Beach, SC	Aug-24		4.09%	115,199		115,199	—
Oak Park Mall	Overland Park, KS	Oct-25		3.97%	276,000		276,000	—
Fremaux Town Center - Phase I	Slidell, LA	Jun-26		3.70%	72,126		72,126	—
					$1,272,053		$1,137,228	$134,825
Weighted-average interest rate					3.91%		4.06%	2.63%

(1)	The weighted average interest rates used for debt premiums reflect the market rate in effect as of the assumption of the related debt.
(2)	See page 12 for unamortized deferred financing costs.
(3)
The joint venture has an interest rate swap on a notional amount of $47,197, amortizing to $38,866 over the term of the swap, related to Ambassador Town Center to effectively fix the interest rate on that variable-rate loan. Therefore, this amount is currently reflected as having a fixed rate.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2016

Schedule of Maturities of Mortgage and Other Indebtedness
(Dollars in thousands )

Based on Maturity Dates As Though All Extension Options Available Have Been Exercised:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	$171,953	(1)	$—	$—	$171,953	3.46%	5.81%
2017	350,832		2,225	(17,639)	335,418	6.75%	5.83%
2018	651,959		50,538	(5,481)	697,016	14.02%	3.71%
2019	454,913		70,367	—	525,280	10.57%	3.09%
2020	265,161		14,113	(1,045)	278,229	5.60%	5.68%
2021	607,886	(2)	—	(2,148)	605,738	12.19%	5.30%
2022	542,153		110,782	(15,001)	637,934	12.84%	4.70%
2023	526,098		110,040	(19,024)	617,114	12.42%	4.88%
2024	374,736		60,378	(26,158)	408,956	8.23%	4.46%
2025	38,450		138,000	(19,225)	157,225	3.16%	4.07%
2026	506,138		46,882	(10,613)	542,407	10.91%	5.47%
Face Amount of Debt	4,490,279		603,325	(116,334)	4,977,270	100.15%	4.70%
Net Premiums (Discounts)	(7,130)		—	(332)	(7,462)	(0.15)%
Total	$4,483,149		$603,325	$(116,666)	$4,969,808	100.00%	4.70%

Based on Original Maturity Dates:

Year	Consolidated Debt		CBL's Share of Unconsolidated Affiliates' Debt	Noncontrolling Interests' Share of Consolidated Debt	CBL's Share of Consolidated and Unconsolidated Debt	% of Total	Weighted Average Interest Rate
2016	$171,953	(1)	$—	$—	$171,953	3.46%	5.81%
2017	711,794		13,925	(23,120)	702,599	14.14%	3.82%
2018	668,443		123,318	—	791,761	15.93%	3.72%
2019	243,988		—	(1,399)	242,589	4.88%	5.30%
2020	192,960		—	(1,045)	191,915	3.86%	6.08%
2021	513,566	(2)	—	(749)	512,817	10.32%	5.61%
2022	542,153		110,782	(15,001)	637,934	12.84%	4.70%
2023	526,098		110,040	(19,024)	617,114	12.42%	4.88%
2024	374,736		60,378	(26,158)	408,956	8.23%	4.46%
2025	38,450		138,000	(19,225)	157,225	3.16%	4.07%
2026	506,138		46,882	(10,613)	542,407	10.91%	5.47%
Face Amount of Debt	4,490,279		603,325	(116,334)	4,977,270	100.15%	4.70%
Net Premiums (Discounts)	(7,130)		—	(332)	(7,462)	(0.15)%
Total	$4,483,149		$603,325	$(116,666)	$4,969,808	100.00%	4.70%

(1)	Represents a non-recourse loan that is in default and receivership and a non-recourse loan secured by Midland Mall, which was returned to the lender in January 2017.

(2)	Includes a non-recourse loan with a principal balance of $17,689 that is in default and receivership.

Unsecured Debt Covenant Compliance Ratios	Required	Actual
Debt to total asset value	<60%	48%
Unencumbered asset value to unsecured indebtedness	>1.60x	2.4x
Unencumbered NOI to unsecured interest expense	>1.75x	5.1x
EBITDA to fixed charges (debt service)	>1.50x	2.5x

Senior Unsecured Notes Compliance Ratios	Required	Actual
Total debt to total assets	<60%	53%
Secured debt to total assets	<45%	30%
Total unencumbered assets to unsecured debt	>150%	221%
Consolidated income available for debt service to annual debt service charge	>1.5x	3.0x

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2016

Mall Portfolio Statistics

TIER 1 Sales > $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/16 (2)
			12/31/16	12/31/15	12/31/16	12/31/15
Coastal Grand	Myrtle Beach, SC	1,039,740
CoolSprings Galleria	Nashville, TN	1,142,750
Cross Creek Mall	Fayetteville, NC	1,045,311
Fayette Mall	Lexington, KY	1,204,002
Friendly Center and The Shops at Friendly	Greensboro, NC	1,132,352
Governor's Square	Clarksville, TN	719,565
Hamilton Place	Chattanooga, TN	1,150,185
Hanes Mall	Winston-Salem, NC	1,477,098
Jefferson Mall	Louisville, KY	900,434
Mall del Norte	Laredo, TX	1,178,220
Mayfaire Town Center	Wilmington, NC	592,168
Northwoods Mall	North Charleston, SC	771,676
Oak Park Mall	Overland Park, KS	1,609,613
Old Hickory Mall	Jackson, TN	538,991
The Outlet Shoppes at Atlanta (3)	Woodstock, GA	412,055
The Outlet Shoppes at El Paso	El Paso, TX	433,046
The Outlet Shoppes of the Bluegrass (3)	Simpsonville, KY	428,073
Post Oak Mall	College Station, TX	759,632
Richland Mall	Waco, TX	686,628
Sunrise Mall	Brownsville, TX	801,392
Volusia Mall	Daytona Beach, FL	1,067,343
West County Center	Des Peres, MO	1,197,210
West Towne Mall	Madison, WI	823,505
Total Tier 1 Malls		21,110,989	$446	$441	95.2%	95.0%	39.6%

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/16 (2)
			12/31/16	12/31/15	12/31/16	12/31/15
Acadiana Mall	Lafayette, LA	991,564
Arbor Place	Atlanta (Douglasville), GA	1,163,432
Asheville Mall	Asheville, NC	974,223
Brookfield Square	Brookfield, WI	1,032,242
Burnsville Center	Burnsville, MN	1,046,359
CherryVale Mall	Rockford, IL	849,253
Dakota Square Mall	Minot, ND	812,222
East Towne Mall	Madison, WI	787,389
EastGate Mall	Cincinnati, OH	860,830
Eastland Mall	Bloomington, IL	760,799
Frontier Mall	Cheyenne, WY	524,075
Greenbrier Mall	Chesapeake, VA	890,852
Harford Mall	Bel Air, MD	505,483
Honey Creek Mall	Terre Haute, IN	677,322

Mall Portfolio Statistics (continued)

TIER 2 Sales of $300 to $375 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/16 (2)
			12/31/16	12/31/15	12/31/16	12/31/15
Imperial Valley Mall	El Centro, CA	827,648
Kirkwood Mall	Bismarck, ND	842,263
Laurel Park Place	Livonia, MI	494,886
Layton Hills Mall	Layton, UT	557,333
Meridian Mall	Lansing, MI	972,186
Mid Rivers Mall	St. Peters, MO	1,076,184
Northgate Mall	Chattanooga, TN	762,381
Northpark Mall	Joplin, MO	934,548
The Outlet Shoppes at Oklahoma City	Oklahoma City, OK	394,257
Park Plaza	Little Rock, AR	540,167
Parkdale Mall	Beaumont, TX	1,248,667
Parkway Place	Huntsville, AL	648,271
Pearland Town Center	Pearland, TX	646,995
South County Center	St. Louis, MO	1,044,146
Southaven Towne Center	Southaven, MS	567,640
Southpark Mall	Colonial Heights, VA	672,975
St. Clair Square	Fairview Heights, IL	1,084,898
Turtle Creek Mall	Hattiesburg, MS	846,121
Valley View Mall	Roanoke, VA	837,428
WestGate Mall	Spartanburg, SC	954,769
Westmoreland Mall	Greensburg, PA	979,541
York Galleria	York, PA	751,902
Total Tier 2 Malls		29,561,251	$342	$351	94.3%	93.6%	50.3%

TIER 3 Sales < $300 per square foot
Property	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/16 (2)
			12/31/16	12/31/15	12/31/16	12/31/15
Alamance Crossing	Burlington, NC	886,700
College Square	Morristown, TN	450,398
Foothills Mall	Maryville, TN	463,751
Janesville Mall	Janesville, WI	600,710
Kentucky Oaks Mall	Paducah, KY	1,062,532
Monroeville Mall	Pittsburgh, PA	1,077,250
The Outlet Shoppes at Gettysburg	Gettysburg, PA	249,937
Stroud Mall	Stroudsburg, PA	403,258
Total Tier 3 Malls		5,194,536	$268	$263	88.9%	89.0%	6.1%

Total Mall Portfolio		55,866,776	$376	$382	94.1%	93.1%	96.0%

Excluded Malls (4)
Property	Category	Location	Total GLA	Sales Per Square Foot for the Year Ended (1)		Mall Occupancy		% of Total Mall NOI for the Year Ended 12/31/16 (2)
				12/31/16	12/31/15	12/31/16	12/31/15
Lender Malls:
Chesterfield Mall	Lender	Chesterfield, MO	1,264,857
Midland Mall	Lender	Midland, MI	473,634
Wausau Center	Lender	Wausau, WI	423,774
			2,162,265
Other Excluded Malls:
Cary Towne Center	Repositioning	Cary, NC	927,882
Hickory Point Mall	Repositioning	Forsyth, IL	815,326
River Ridge Mall	Minority Interest	Lynchburg, VA	761,133
Triangle Town Center	Minority Interest	Raleigh, NC	1,254,274
			3,758,615

Total Excluded Malls			5,920,880	N/A	N/A	N/A	N/A	4.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Total mall NOI, excluding dispositions and developments, is based on total mall NOI of $690,507,850 for the year ended December 31, 2016.

(3)	The Outlet Shoppes at Atlanta and The Outlet Shoppes of the Bluegrass are non-stabilized malls and are excluded from Sales Per Square Foot.

(4)	Excluded Malls represent malls that fall in the following categories, for which operational metrics are excluded:

•	Lender Malls - Malls for which we are working or intend to work with the lender on the terms of the loan secured by the related property.

•
Repositioning Malls - Malls where we have determined that the current format of the property no longer represents the best use of the property and we are in the process of evaluating alternative strategies for the property, which may include major redevelopment or an alternative retail or non-retail format, or after evaluating alternative strategies for the Property, we have determined that the property no longer meets our criteria for long-term investment.

•	Minority Interest Malls - Malls in which we own an interest of 25% or less.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2016

Unencumbered Consolidated Portfolio Statistics

	Sales Per Square Foot for the Year Ended (1) (2)		Occupancy (2)		% of Consolidated Unencumbered NOI for the Year Ended 12/31/16 (3)
	12/31/16	12/31/15	12/31/16	12/31/15
Unencumbered consolidated properties:
Tier 1 Malls	$433	$440	93.1%	92.0%	26.1%
Tier 2 Malls	332	344	94.8%	94.0%	56.7%
Tier 3 Malls	268	266	90.8%	89.3%	8.7%
Total Malls	349	358	93.9%	92.9%	91.5%

Total Associated Centers	N/A	N/A	96.7%	95.1%	4.8%

Total Community Centers	N/A	N/A	98.7%	98.9%	2.8%

Total Office Buildings	N/A	N/A	89.1%	88.1%	0.9%

Total Unencumbered Consolidated Portfolio	$349	$358	94.5%	93.5%	100.0%

(1)	Represents same-center sales per square foot for mall tenants 10,000 square feet or less for stabilized malls.

(2)	Operating metrics do not include sales or occupancy of unencumbered parcels.

(3)
The Company's consolidated unencumbered properties generated approximately 51.1% of total consolidated NOI of $330,304,233 (which excludes NOI related to dispositions, developments and excluded malls) for the year ended December 31, 2016.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2016

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet

Property Type	Square Feet	Prior Gross Rent PSF	New Initial Gross Rent PSF	% Change Initial	New Average Gross Rent PSF (2)	% Change Average
Quarter:
All Property Types (1)	432,858	$39.26	$42.07	7.2%	$43.42	10.6%
Stabilized malls	403,705	39.80	42.98	8.0%	44.37	11.5%
New leases	81,656	41.36	57.50	39.0%	60.52	46.3%
Renewal leases	322,049	39.40	39.30	(0.3)%	40.27	2.2%

Year-to-Date:
All Property Types (1)	1,852,025	$41.21	$42.93	4.2%	$44.30	7.5%
Stabilized malls	1,727,723	42.33	44.14	4.3%	45.56	7.6%
New leases	444,841	39.60	47.95	21.1%	50.75	28.2%
Renewal leases	1,282,882	43.27	42.82	(1.0)%	43.77	1.2%

		Average Annual Base Rents Per Square Foot (3) By Property Type For Small Shop Space Less Than 10,000 Square Feet:
Total Leasing Activity:

	Square Feet		As of December 31,
Quarter:			2016	2015
Operating portfolio:		Same-center malls	$32.82	$32.15
New leases	256,260	Stabilized malls	32.96	31.47
Renewal leases	460,056	Non-stabilized malls (4)	26.60	25.69
Development portfolio:		Associated centers	13.90	13.95
New leases	24,427	Community centers	16.10	16.15
Total leased	740,743	Other	18.69	19.51

Year-to-Date:
Operating portfolio:
New leases	1,412,130
Renewal leases	2,323,516
Development portfolio:
New leases	563,196
Total leased	4,298,842

(1)	Includes stabilized malls, associated centers, community centers and other.

(2)	Average gross rent does not incorporate allowable future increases for recoverable common area expenses.

(3)
Average annual base rents per square foot are based on contractual rents in effect as of December 31, 2016, including the impact of any rent concessions. Average base rents for associated centers and community centers include all leased space, regardless of size.

(4)
Includes The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of December 31, 2016 and Fremaux Town Center, The Outlet Shoppes of the Bluegrass and The Outlet Shoppes at Atlanta as of December 31, 2015.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2016

New and Renewal Leasing Activity of Same Small Shop Space Less Than 10,000 Square Feet
For the Year Ended December 31, 2016 Based on Commencement Date

	Number of Leases	Square Feet	Term (in years)	Initial Rent PSF	Average Rent PSF	Expiring Rent PSF	Initial Rent Spread		Average Rent Spread
Commencement 2016:
New	190	523,318	8.45	$47.25	$49.91	$39.74	$7.51	18.9%	$10.17	25.6%
Renewal	542	1,435,842	3.84	44.02	44.98	43.80	0.22	0.5%	1.18	2.7%
Commencement 2016 Total	732	1,959,160	5.04	44.89	46.29	42.72	2.17	5.1%	3.57	8.4%

Commencement 2017:
New	49	135,628	8.73	52.86	55.99	41.57	11.29	27.2%	14.42	34.7%
Renewal	151	409,562	3.81	37.72	38.38	37.85	(0.13)	(0.3)%	0.53	1.4%
Commencement 2017 Total	200	545,190	5.01	41.49	42.76	38.77	2.72	7.0%	3.99	10.3%

Total 2016/2017	932	2,504,350	5.03	$44.15	$45.52	$41.86	$2.29	5.5%	$3.66	8.7%

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2016

Top 25 Tenants Based On Percentage Of Total Annual Revenues

	Tenant	Number of Stores	Square Feet	Percentage of Total Annualized Revenues (1)
1	L Brands, Inc. (2)	143	814,777	3.59%
2	Signet Jewelers Limited (3)	199	290,527	2.93%
3	Ascena Retail Group, Inc. (4)	193	979,572	2.45%
4	Foot Locker, Inc.	120	542,662	2.41%
5	AE Outfitters Retail Company	71	441,331	1.94%
6	Dick's Sporting Goods, Inc. (5)	27	1,534,783	1.73%
7	Genesco Inc. (6)	177	284,764	1.70%
8	The Gap, Inc.	60	679,341	1.55%
9	Luxottica Group, S.P.A. (7)	110	240,862	1.23%
10	Express Fashions	40	332,070	1.21%
11	Forever 21 Retail, Inc.	23	460,658	1.20%
12	Finish Line, Inc.	51	269,844	1.11%
13	Abercrombie & Fitch, Co.	49	333,198	1.10%
14	The Buckle, Inc.	47	244,767	1.03%
15	JC Penney Company, Inc. (8)	53	6,250,809	1.01%
16	Charlotte Russe Holding, Inc.	49	312,350	1.00%
17	Aeropostale, Inc. (9)	54	208,286	0.88%
18	H&M	32	656,828	0.86%
19	Shoe Show, Inc.	44	568,404	0.82%
20	The Children's Place Retail Stores, Inc.	55	240,246	0.79%
21	New York & Company, Inc.	35	235,583	0.78%
22	Cinemark	9	496,674	0.77%
23	Best Buy Co., Inc. (10)	50	459,864	0.77%
24	Claire's Stores, Inc.	97	122,811	0.77%
25	Barnes & Noble Inc.	19	579,660	0.75%
		1,807	17,580,671	34.38%

(1)	Includes the Company's proportionate share of revenues from unconsolidated affiliates based on the Company's ownership percentage in the respective joint venture and any other applicable terms.
(2)	L Brands, Inc operates Victoria's Secret, PINK, White Barn Candle and Bath & Body Works.
(3)
Signet Jewelers Limited operates Kay Jewelers, Marks & Morgan, JB Robinson, Shaw's Jewelers, Osterman's Jewelers, LeRoy's Jewelers, Jared Jewelers, Belden Jewelers, Ultra Diamonds, Rogers Jewelers, Zale, Peoples and Piercing Pagoda.

(4)	Ascena Retail Group, Inc. operates Justice, Dressbarn, Maurices, Lane Bryant, Catherines, Ann Taylor, LOFT, and Lou & Grey.
(5)	Dick's Sporting Goods, Inc. operates Dick's Sporting Goods, Golf Galaxy and Field & Stream stores.
(6)	Genesco Inc. operates Journey's, Underground by Journey's, Shi by Journey's, Johnston & Murphy, Hat Shack, Lids, Hat Zone, and Clubhouse stores.
(7)	Luxottica Group, S.P.A. operates Lenscrafters, Sunglass Hut, and Pearle Vision.
(8)	JC Penney Co., Inc. owns 27 of these stores.
(9)	The above chart includes 10 Aeropostale stores that were terminated effective December 31, 2016.
(10)	Best Buy Co., Inc. operates Best Buy and Best Buy Mobile.

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
For the Three Months and Year Ended December 31, 2016
Capital Expenditures
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2016	2015	2016	2015
Tenant allowances (1)	$4,391	$1,900	$55,098	$51,625

Renovations (2)	931	7,563	11,942	30,836

Deferred maintenance: (3)
Parking lot and parking lot lighting	5,232	12,782	17,168	30,918
Roof repairs and replacements	1,787	2,829	5,008	5,483
Other capital expenditures	9,545	6,534	16,837	13,303
Total deferred maintenance expenditures	16,564	22,145	39,013	49,704

Total capital expenditures	$21,886	$31,608	$106,053	$132,165

(1)	Tenant allowances, sometimes made to third-generation tenants, are recovered through minimum rents from the tenants over the term of the lease.

(2)
Renovation capital expenditures for remodelings and upgrades to enhance our competitive position in the market area. A portion of these expenditures covering items such as new floor coverings, painting, lighting and new seating areas are also recovered through tenant billings. The costs of other items such as new entrances, new ceilings and skylights are not recovered from tenants. We estimate that 30% of our renovation expenditures are recoverable from our tenants over a ten to fifteen year period.

(3)
The capital expenditures incurred for maintenance such as parking lot repairs, parking lot lighting and roofs are classified as deferred maintenance expenditures. These expenditures are billed to tenants as common area maintenance expense and the majority is recovered over a five to fifteen year period.

Deferred Leasing Costs Capitalized
(In thousands)

	2016	2015
Quarter ended:
March 31,	$658	$695
June 30,	426	284
September 30,	421	806
December 31,	594	880
	$2,099	$2,665

CBL & Associates Properties, Inc.
Supplemental Financial And Operating Information
As of December 31, 2016

Properties Opened During the Year Ended December 31, 2016
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Community Center:
Ambassador Town Center	Lafayette, LA	65%	431,139	$40,295	$34,906	Apr-16	8.5%

Mall Expansions:
Dakota Square Mall - Expansion	Minot, ND	100%	23,922	7,284	6,083	Nov-16	7.5%
Friendly Center - Cheesecake Factory	Greensboro, NC	50%	9,156	2,365	1,727	Oct-16	10.4%
Friendly Center - Shops	Greensboro, NC	50%	12,765	2,540	1,960	Nov-16	8.4%
Hamilton Place - Theatre	Chattanooga, TN	90%	30,169	4,868	3,511	Sep-16	9.1%
Kirkwood Mall - Self Development (Panera Bread, Verizon, Caribou Coffee)	Bismarck, ND	100%	12,570	3,702	4,210	Mar-16	10.5%
			88,582	20,759	17,491

Community Center Expansions:
The Forum at Grandview - Expansion	Madison, MS	75%	24,516	5,598	4,135	Dec-16	8.5%
High Pointe Commons (Petco) (3)	Harrisburg, PA	50%	12,885	1,012	820	Sep-16	10.5%
			37,401	6,610	4,955

Total Properties Opened			557,122	$67,664	$57,352

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Cost to Date does not reflect reimbursements until they are received.

(3)	This community center was sold in September 2016.

Redevelopment Completed During the Year Ended December 31, 2016
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Opening Date	Initial Unleveraged Yield
Mall Redevelopments:
College Square - JCP Redevelopment (Dick's/ULTA)	Morristown, TN	100%	90,879	$14,881	$9,334	Oct-16	7.6%
Coolsprings Galleria - Sears Redevelopment (American Girl, Cheesecake Factory)	Nashville, TN	50%	208,976	32,307	36,505	May-16	7.2%
East Towne Mall (Planet Fitness /Shops)	Madison, WI	100%	27,692	2,142	2,560	Nov-16	12.1%
Northpark Mall (Dunham's Sports)	Joplin, MO	100%	80,524	4,007	4,274	Nov-16	9.5%
Oak Park Mall - Self Development	Overland Park, KS	50%	6,735	1,230	1,216	Jul/Aug-16	8.2%
Randolph Mall - JCP Redevelopment (Ross/ULTA) (3)	Asheboro, NC	100%	33,796	4,513	4,257	May/Jul-16	7.8%
Total Redevelopment Completed			448,602	$59,080	$58,146

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Cost to Date does not reflect reimbursements until they are received.

(3)	This mall was sold in December 2016.

Properties Under Development at December 31, 2016
(Dollars in thousands)

				CBL's Share of
Property	Location	CBL Ownership Interest	Total Project Square Feet	Total Cost (1)	Cost to Date (2)	Expected Opening Date	Initial Unleveraged Yield
Outlet Center:
The Outlets Shoppes at Laredo	Laredo, TX	65%	357,756	$69,926	$49,906	Spring-17	9.6%

Mall Expansions:
Kirkwood Mall - Lucky 13	Bismarck, ND	100%	6,500	3,200	751	Summer-17	7.6%
Mayfaire Town Center - Phase I	Wilmington, NC	100%	67,766	19,395	9,108	Spring-17	8.4%
Parkdale Mall - Restaurant Addition	Beaumont, TX	100%	4,700	1,277	5	Winter-17	10.7%
			78,966	23,872	9,864
Community Center Expansion:
Hammock Landing - Expansion	West Melbourne, FL	50%	23,717	2,351	1,659	Spring-17	10.7%

Mall Redevelopments:
College Square - Partial Belk Redevelopment (Planet Fitness)	Morristown, TN	100%	20,000	1,549	21	Spring-17	9.9%
Hickory Point Mall (T.J. Maxx/Shops)	Forsyth, IL	100%	50,030	3,581	110	Fall-17	10.0%
York Galleria - Partial JCP Redevelopment - (H&M/Shops)	York, PA	100%	42,672	5,597	2,157	Spring-17	7.8%
York Galleria - Partial JCP Redevelopment (Gold's Gym/Shops)	York, PA	100%	40,832	5,658	2,118	Spring-17	12.8%
			153,534	16,385	4,406

Total Properties Under Development			613,973	$112,534	$65,835

(1)	Total Cost is presented net of reimbursements to be received.

(2)	Cost to Date does not reflect reimbursements until they are received.

Shadow Pipeline of Property Under Development at December 31, 2016
(Dollars in thousands)

Property	Location	CBL Ownership Interest	Total Project Square Feet	CBL's Share of Estimated Total Cost (1)	Expected Opening Date	Initial Unleveraged Yield
Mall Expansion:
Brookfield Square - Shops & Restaurant Addition	Brookfield, WI	100%	45,000 - 53,000	$22,000 - $26,000	Summer-18	6% - 7%

(1)	Total Cost is presented net of reimbursements to be received.